.
.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 24, 2011 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Proceeding to Adopt New Safety and Reliability Regulations for Natural Gas Transmission and Distribution Pipelines

On February 24, 2011, the California Public Utilities Commission (“CPUC”) voted to open a proceeding to adopt new rules for the safe and reliable operation of natural gas pipelines in California.  PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”), and the other natural gas transmission utilities in California will be subject to the new rules.   In addition to providing the public an opportunity to participate, the CPUC’s primary objectives in the proceeding, among others, are to:

•
develop and adopt safety-related changes to the CPUC’s regulation of natural gas transmission and distribution pipelines, including requirements for construction, especially shut-off values, maintenance, inspections, operation, record retention, ratemaking, and the application of penalties,

•
provide the public with the expert recommendations of the independent review panel appointed by the CPUC to conduct an investigation into the September 9, 2010 rupture of line 132, a natural gas transmission pipeline owned and operated by the Utility, in San Bruno, California (the “San Bruno accident”),

•	consider ways that the CPUC can undertake a comprehensive risk assessment for all natural gas pipelines regulated by the CPUC,

•
consider available options for the CPUC to better align ratemaking policies, practices, and incentives to elevate safety considerations, and maintain utility management focus on the “nuts and bolts” details of prudent utility operations, and

•	consider whether additional whistleblower protections are needed.

In adopting new rules, the CPUC will consider information developed through various other ongoing efforts to review pipeline operations and safety practices, including:

•
the reports to be filed by the utilities describing the results of their search of available pipeline records to ensure that the maximum allowable operating pressure for each pipeline has been established with traceable, verifiable, and complete records,

•	the recommendations and findings of the CPUC’s independent review panel, and

•	the safety phase of the Utility’s pending Gas Transmission and Storage (“GT&S”) rate case proceeding.

In addition, the CPUC will evaluate the Utility’s Pipeline 2020 Program proposal as part of the proceeding.

The CPUC also noted that two federal agencies have critical roles in the CPUC’s investigation and rule-making proceeding: the National Transportation Safety Board (“NTSB”) and the Pipeline and Hazardous Materials Safety Administration (“PHMSA”).  These federal agencies may issue reports and make recommendations, which the CPUC will consider and which may require further action by the CPUC.  The NTSB is responsible for investigating the San Bruno accident, determining the probable cause, and making recommendations to prevent similar accidents from occurring.  The PHMSA is responsible for federal pipeline regulations which the CPUC has adopted as part of its rules.  The NTSB is holding fact-finding hearings on March 1-3, 2011 in Washington, D.C.  The NTSB’s hearings will be webcast at www.ntsb.gov.

The CPUC proposes to implement some natural gas pipeline rule changes as soon as practicable, one of which would apply only to the Utility.  The proposed new rule would require the Utility to limit operating pressure on certain of its older (pre-1970) pipelines that lack reliable strength test records to a more rigorous standard than established under federal standards.  The other proposed rules would impose new reporting requirements for all gas utilities.  It is anticipated that a proposed decision will be issued to implement these changes even before the CPUC issues a “scoping memo” to define all the issues to be considered in the rule-making proceeding.

After the Utility submits its data verification report (which is due by March 15, 2011), the CPUC will begin a process to prioritize the need for additional pressure testing on pipeline segments for which records are not adequate or where previous testing was not sufficient or conclusive about the appropriate pressures to be maintained on those pipelines.  The CPUC noted that the unique circumstances of the Utility’s pipeline records and pipeline strength testing program for its pre-1970 pipelines may require extraordinary safety investments and that the CPUC has authority to impose such ratemaking consequences as the public interest may require.  The CPUC stated that it may use its ratemaking authority to, for example, reduce the Utility’s rate of return on specific plant investments or impose a cost sharing requirement on shareholders.  The CPUC also will consider whether to adopt a special ratemaking “feedback loop” for safety-justified expenditures to ensure that such expenditures are made or only higher priority safety projects are substituted, and may adopt any other ratemaking mechanisms that may be useful in promoting prudent utility operations.

The CPUC will hold public participation hearings and conduct a pre-hearing conference before issuing a scoping memo late in the second quarter of 2011.  After the issuance of such a scoping memo, the CPUC will set a procedural schedule for the remainder of the proceeding.

Finally, the CPUC stated that it anticipates issuing a decision in the safety phase of the Utility’s GT&S rate case in the first half of the year and that it may adopt rules that will apply to other California utilities.

CPUC Investigation With Respect to the Utility’s Facilities Records for its Natural Gas Transmission System Pipelines

On February 24, 2011, the CPUC also issued an order instituting a formal investigation (“OII”) pertaining to safety recordkeeping for the Utility’s gas transmission pipeline that ruptured in San Bruno on September 9, 2010, as well as for its entire gas transmission system.  The CPUC will determine whether the Utility violated any provisions of the California Public Utilities Code, CPUC general orders or decisions, or federal gas safety regulations and laws that the federal government has authorized the CPUC to enforce, or whether the Utility has violated other recordkeeping-related rules or requirements.  The CPUC stated that in deciding to issue the OII, it had relied on the NTSB’s public preliminary reports issued in connection with its investigation of the San Bruno accident, the NTSB’s January 3, 2011 urgent safety recommendations, and other NTSB statements.  After the NTSB has completed its investigation and issued a final report, the CPUC also will consider other possible violations of law, besides recordkeeping, associated with the Utility’s transmission lines and with Line 132 in particular.

The first phase of the CPUC’s investigation will be limited to (1) whether the Utility’s gas transmission pipeline recordkeeping and its knowledge of its own transmission gas system, and in particular the San Bruno pipeline, was deficient and unsafe, and (2) whether the Utility thereby violated the law and safety standards to which California regulated public utilities are subject.  The CPUC has directed the Utility to file a report by April 18, 2011 and to include in the report: (1) facts supporting any disagreement with any statement in the NTSB reports, (2) information about the Utility’s safety and recordkeeping policies and practices from 1955 to 2010, and (3) a statement whether the San Bruno accident was “unpreventable by the exercise of prudent utility safety care” and support for the Utility’s position.

If, after hearings, the CPUC determines that the Utility violated safety law standards with respect to its gas system recordkeeping, the CPUC will schedule a later phase or phases to determine whether penalties are warranted, and if so the amount appropriate to the facts and the law.  In particular, this phase will determine, among other matters, whether the San Bruno tragedy would have been preventable by the exercise of safe procedures and/or accurate and effective technical recordkeeping in compliance with the law.  The CPUC will consider whether the Utility’s approach to recordkeeping stems from corporate-level management policies and practices and, if so, whether those management practices and policies contributed to recordkeeping violations that adversely affected safety.  The CPUC stated that it was prepared to impose very significant fines if the evidence adduced at hearing establishes that the Utility’s recordkeeping policies and practices contributed to the loss of life and injuries that occurred as a result of the San Bruno accident.  If supported by the evidence, the CPUC stated that it will consider ordering daily fines for a significant period of time.  The CPUC is authorized to impose penalties of up to $20,000 per day per violation.

The Utility has estimated that it will incur costs of $200 million to $300 million in 2011 to comply with CPUC orders and NTSB recommendations, such as costs to perform an exhaustive review of records related to the Utility’s natural gas transmission system and to perform pressure tests on portions of its natural gas transmission system.  These cost estimates could change depending on a number of factors, including the outcome of the NTSB and CPUC investigations discussed above, the outcome of the “safety phase” of the Utility’s 2011 GT&S rate case, and the outcome of future rule-making, ratemaking, or other investigatory proceedings that may be commenced at the CPUC. In the OII, the CPUC stated that it will decide in the rule-making proceeding discussed above whether the Utility’s ratepayers or shareholders, or both, will pay for the Utility’s costs incurred in testing, pipe replacement, or other costs.

The Utility’s estimated costs do not include estimated third-party liability costs.  As previously disclosed, the Utility currently estimates that it may incur as much as $180 million in future years for third-party claims related to the San Bruno accident, in addition to the $220 million provision recorded in 2010.  The range of cost estimates also does not include estimates of any potential penalties.

In the OII, the CPUC also directed the Utility to indicate whether the Utility agrees to reimburse the CPUC for costs incurred in the investigation of the Utility’s recordkeeping and for any other matters pertaining to San Bruno, and for prosecution of the investigation.  If the CPUC directs the Utility to pay for investigation and prosecution costs, the CPUC also will decide whether the Utility’s ratepayers or shareholders, or both, should bear these costs.  The CPUC stated that it has seen no facts or circumstances to convince the CPUC that it is appropriate to charge ratepayers for the cost of the San Bruno investigation or for the cost of prosecution that may follow.

PG&E Corporation and the Utility are unable to predict the outcome of the CPUC’s investigation.  PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows could be materially adversely affected if the Utility were required to pay a material amount of penalties or if the Utility were required to incur a material amount of costs that it cannot recover through rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: February 25, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: February 25, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary